Exhibit 99.1
Employment Agreement
     This Agreement is entered into as of June 20th, 2006 by Karen Magee (the “Employee”) and PLANETOUT INC. (the “Company”), a Delaware corporation.
1) Duties and Scope of Employment.
     a) Position. For the term of her employment under this Agreement (the “Employment”), the Company agrees to employ the Employee, which, effective as of July 1, 2006, shall be in the position of Chief Executive Officer of the Company or in such other level equivalent or higher-level position as the Company subsequently may assign to the Employee. The Employee shall report to the Company’s Board of Directors (the “Board”) and shall continue to serve throughout the term of this Agreement as a member of the Board. Throughout the term of her employment, Employee shall have such power, authority and responsibility and perform such duties as are prescribed by or under the Bylaws of the Company and as are customarily associated with the position of Chief Executive Officer. Schedule “A” to this Agreement sets forth particular objectives associated with Employee’s position, which Employee shall endeavor to meet.
     b) Obligations to the Company. During her Employment, the Employee shall devote her full business efforts and time to the Company. During her Employment, the Employee may, during nonworking hours away from the Company’s premises, engage in lawful conduct as an employee, consultant or volunteer for an organization other than the Company (“Other Work”); provided, however, that such Other Work does not include, without limitation, conduct that (i) constitutes a breach of fiduciary duty to the Company, (ii) constitutes a breach of the duty of loyalty to the Company, (iii) constitutes a breach of Employee’s Proprietary Information and Inventions Agreement with the Company, (iv) constitutes a breach of this Agreement, (v) competes with the Company’s business, (vi) knowingly assists any person or entity in competing with the Company, (vii) knowingly assists any person or entity in preparing to compete with the Company, or (viii) assists any person or entity in soliciting any employees or consultants of the Company to leave the Company. In the event that the Employee engages in Other Work, the Employee must, at least five (5) business days prior to engaging in lawful conduct in business activities other than the Company’s business, or in material charitable and political activities not directly associated with the Company during nonworking hours away from the Company’s premises, notify the Company in writing of the Employee’s activity and purpose of activity, name of employer (if any) or organization, position with respect to the activity or the entity and any potential conflict that may arise from that activity, including the number of hours spent engaging in such activity that may or will detract from the business of the Company, and the Board shall have the right to approve such Other Work or activities. The Employee shall comply with the Company’s policies and rules, as they may be in effect from time to time during her Employment. Notwithstanding the foregoing, the Company acknowledges and approves Employee’s current role as a member of the board of trustees of Princeton University, and her pursuit of activities in support of that role.
     c) No Conflicting Obligations. The Employee represents and warrants to the Company that she is under no obligations or commitments, whether contractual or otherwise, that are inconsistent with her obligations under this Agreement. The Employee represents and warrants that she will not use or disclose, in connection with her employment by the Company, any trade secrets or other proprietary information or intellectual property in which the Employee or any other person other than the Company, has any right, title or interest and that her employment by the Company as contemplated by this Agreement will not infringe or violate the rights of any other person. The Employee represents and warrants to the Company that she has returned all property and confidential information belonging to any prior employer. The Employee agrees to sign the current versions and any future versions of the Company’s various agreements related to confidentiality, inventions and related intellectual property matters.
     d) Commencement Date, CEO Date and Location. The Employee shall officially commence work for the Company effective as of the date of this Agreement (“Commencement Date”) and shall commence her duties as the Chief Executive Officer effective on July 1, 2006 (“CEO Start Date”). The Employee shall be located in the San Francisco office of the Company.

2) Cash and Incentive Compensation.
     a) Salary. The Company initially shall pay the Employee as compensation for her services a base salary at a gross annual rate, excluding incentive bonuses that may be approved by the Board, of Three Hundred Ninety Thousand Dollars ($390,000) from the Commencement Date. Such base salary shall be payable in accordance with the Company’s standard payroll procedures. (The annual base salary specified in this subsection (a), together with any increases in such compensation that the Company may grant from time to time, is referred to in this Agreement as “Base Compensation.”) All future changes to compensation will be based on the results of evaluations of the Employee’s performance, whether such evaluations are performed annually, or more frequently as may be initiated by Employee’s senior management or the Board; provided, however, that the $390,000 base salary referred to above shall be increased by a minimum of five percent (5%) during each of the first and second twelve (12) month periods following the Commencement Date.
     b) Incentive Bonuses. The Employee will be eligible for annual incentive bonuses at a target level of 40% of Base Compensation during the term of this Agreement (“Target Level”). Incentive bonuses payable for periods from the Commencement Date until December 31, 2007 will be guaranteed and shall be paid at seventy percent (70%) of the Target Level; incentive bonuses payable for calendar year 2008 will be guaranteed and shall be paid at 55% of the Target Level; and incentive bonuses payable for calendar year 2009 will be guaranteed and shall be paid at 40% of the Target Level; provided that the incentive bonus for the period from the Commencement Date through December 31, 2006 shall be pro-rated to reflect the fact that it covers only a portion of a year; and provided further that such guaranteed amount shall be pro-rated (based on number of days employed out of a 365 day year) for any year in which the Employee terminates Employment. Except as specifically set forth above in this paragraph, incentive bonuses shall be awarded based on objective or subjective criteria established in advance by the Board or the Compensation Committee of the Board in its sole discretion (but after consultation with the Employee) and presented to the Employee, and the determinations of the Board with respect to such bonuses shall be in the sole discretion of the Board and shall be final and binding.
     c) Performance Bonus Stock. Subject to the approval of the Board, the Company may grant the Employee restricted stock, stock options or other equity securities, from time-to-time, covering the shares of the Company’s equity securities. The terms of such grants, options and other equity securities shall be as determined by the Board at the time of any such grant. Such terms shall be provided in writing to the Employee at the time of any such grant. Subject to the approval of the Board, the Employee will be granted on the CEO Start Date 90,000 shares of restricted common stock of the Company, vesting over a period of four (4) years in four annual installments with 1/4th of the shares vesting on the first day following each of the anniversaries of the CEO Start Date on which the Company’s trading window opens pursuant to the Company’s Insider Trading Policy, unless the trading window does not open during a quarter, in which case such portion of the restricted stock will vest on the last business day immediately preceding the 16th day of the last month of that quarter, in accordance with the Company’s 2004 Equity Incentive Plan (the “Plan”). The restricted stock described above will be subject to the terms and conditions of the Plan. The Company will review the Employee annually for purposes of making additional annual equity grants; provided that such grants shall based on objective or subjective criteria established by the Board or the Compensation Committee of the Board in its sole discretion (but after consultation with the Employee). The determinations of the Board with respect to such grants shall be in the sole discretion of the Board and shall be final and binding.
3) Vacation and Employee Benefits. During her Employment, the Employee shall be eligible for paid time off (“PTO”) in accordance with the Company’s standard policy for similarly situated employees, as it may be amended from time to time, with her initial accrual at the rate of twenty five (25) days per year, accrued hourly in accordance with the Company’s payroll practices, with a maximum accrual of twenty five (25) days or two hundred (200) hours. During her Employment, the Employee shall be eligible to participate in any employee benefit plans maintained by the Company for similarly situated employees, subject in each case to the generally applicable terms and conditions of the plan in question and to the determinations of any person or committee administering such plan based on the terms of the plan and Company policy.

4) COBRA Reimbursement. During her Employment, if the Employee declines for a period of time to participate in the employee health insurance (medical and/or dental) benefit plans maintained by the Company and instead timely elects to continue her health insurance coverage pursuant to COBRA (as defined in Section 9(c)) under her prior employer’s plan, the Company agrees to pay the Employee a lump sum of $9,000 promptly following the Commencement Date as reimbursement for payments made by the Employee for such COBRA coverage.
5) Parking. During the term of this Agreement, but only for so long as the Company, in its reasonable discretion, determines that it is cost-effective, the Company shall pay for a parking space for the Employee’s use in a parking garage close to the Company’s San Francisco office.
6) Relocation, Legal and Business Expenses. During her Employment, the Employee shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with her duties hereunder. The Employee shall be entitled to the reimbursement of (i) her relocation expenses, (consisting of temporary housing expenses, travel, costs of relocating and temporary storage of possessions, and real estate fees (but not taxes paid on the sale of real estate), including such costs incurred by the Employee’s domestic partner) and (ii) her legal fees in connection with her transition from her prior employment, up to a maximum of One Hundred Ninety-Five Thousand Dollars ($195,000) for fees and expenses under clauses (i) and (ii). The Company shall reimburse the Employee for such relocation, legal and other business expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Company’s generally applicable policies.
7) Term of Employment.
     a) Background Check. This employment is contingent on the Company receiving a satisfactory background and consumer credit report. When the credit report is conducted, the Company will comply with the federal Fair Credit Reporting Act and applicable state laws, including providing the Employee with any required notices or forms.
     b) Basic Rule. The Company agrees to continue the Employee’s Employment, and the Employee agrees to remain in Employment with the Company, from the period commencing on the Commencement Date until the date when the Employee’s Employment terminates pursuant to subsection (c) or (d) below. The Employee’s Employment with the Company shall be “at will,” meaning that either the Employee or the Company shall be entitled to terminate the Employee’s employment at any time and for any reason, with or without Cause (as defined below). Any contrary representations that may have been made to the Employee shall be superseded by this Agreement. This Agreement shall constitute the full and complete agreement between the Employee and the Company on the “at will” nature of the Employee’s Employment, which may only be changed in an express written agreement signed by the Employee and a duly authorized member of the Board of the Company.
     c) Termination. The Company may terminate the Employee’s Employment at any time and for any reason (or no reason), and with or without Cause, by giving the Employee notice in writing. The Employee may terminate her Employment by giving the Company thirty (30) days’ advance notice in writing. The Employee’s Employment shall terminate automatically in the event of her death.
     d) Rights Upon Termination. Except as expressly provided in Section 9, upon the termination of the Employee’s Employment for any reason (or no reason), including for Cause, the Employee shall only be entitled to the compensation, benefits and reimbursements described in Sections 2, 3, 4, 5 and 6 for the period preceding the effective date of the termination, except for benefits that by their terms are for periods following such effective date. The payments under this Agreement shall fully discharge all responsibilities of the Company to the Employee.
     e) Termination of Agreement. This Agreement shall take effect on the Commencement Date and shall terminate when all obligations of the parties hereunder have been satisfied. The termination of this Agreement shall not limit or otherwise affect any of the Employee’s obligations under Section 9.

9) Termination Benefits.
     a) General Release. In order to receive the benefits described in subsections (b) and (c) below, the Employee must (i) execute a reasonable general release (in a form prescribed by the Company) of all known and unknown claims that she may then have against the Company or persons affiliated with the Company, (ii) as part of such general release, agree to a mutual non-disparagement with the Company, and (iii) agree not to prosecute any legal action or other proceeding based upon any of such claims.
     b) Severance Pay.
     i) If, during the term of this Agreement, the Company terminates the Employee’s Employment (including through “Constructive Termination” as defined below) for any reason other than Cause or Permanent Disability (as defined below), then the Company shall pay the Employee her Base Compensation for a period of twelve (12) months (the “Base Continuation Period”), shall pay monthly and ratably over such twelve (12) month period the average of the last two annual incentive bonuses paid during the 24 months prior to termination (the “Average Bonus”), and shall accelerate the vesting of any outstanding stock options or other equity securities such that the Employee will become vested in an additional number of shares subject to such stock options or other equity securities, as if the Employee provided another twelve (12) months of service with the Company. Notwithstanding anything in this Agreement to the contrary, to the extent required by Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), if at the time of termination of Employment, the Company has a class of stock that is publicly traded on an established securities market or otherwise, and Employee is a “specified employee” of the Company within the meaning of section 409A(a)(2)(B)(i) of the Code, or any successor provision thereto, any severance payments contemplated hereunder that are otherwise due during the six month period beginning on the date of termination shall be paid instead on the first date of the seventh month following termination or, if earlier, Employee’s date of death (the “Six Months Delay Period”). For purposes of this Agreement, if a termination of Employment occurs when there has been only one incentive bonus paid, then the “Average Bonus” shall be the amount of such single incentive bonus, and if a termination of Employment occurs prior to the payment of any incentive bonus, then the “Average Bonus” shall be the guaranteed amount equal to 70% of the Target Level bonus amount described in Section 2(b).
     ii) If, within sixteen (16) months following a Change of Control (as defined below), the Employee’s Employment is terminated (including through “Constructive Termination”) for any reason other than Cause or Permanent Disability, then, subject to the “Parachute Payment” provisions of subsection (e) of this Section 9 and, further, subject to the Six Months Delay Period, if applicable, the Company shall pay the Employee, her Base Compensation for a period of twenty four (24) months following the termination of her Employment (the “Change of Control Continuation Period”), shall pay monthly and ratably over the Change of Control Continuation Period an amount equal to two (2) times the Average Bonus, and shall accelerate the vesting of any outstanding stock options or other equity securities such that the Employee will become vested in an additional number of shares subject to such stock options or other equity securities, as if the Employee provided another twenty-four (24) months of service with the Company. Such Base Compensation shall be paid at the rate in effect at the time of the termination of Employment and in accordance with the Company’s standard payroll procedures.
     iii) Definition of “Constructive Termination.” For all purposes under this Agreement “Constructive Termination” shall mean the Employee’s resignation within sixty (60) days following (i) a material reduction or change in title, job duties, authority, responsibilities or job requirements inconsistent with Employee’s position with the Company to which the Employee has not agreed to in writing; (ii) any material reduction of Employee’s Base Compensation or the guaranteed portion of her incentive bonus, to which the Employee has not agreed in writing; (iii) any elimination of a material health, dental, insurance or other similar benefit or perquisite provided to the Employee pursuant to employment with the Company to which the Employee has not agreed to in writing unless such material benefit or perquisite is being eliminated for all Employees in comparable positions or Employee’s class due to a reasonable business need or condition; (iv) a relocation of place of employment more than sixty (60) miles from San Francisco, California; (v) the Company’s failure to cure any material breach by it of the terms of this Agreement within a reasonable time following written notice from the Employee to the Board or (vi) the failure by any successor to substantially all of the business of the Company to assume the Company’s obligations under this Agreement within five business days after a written request from the Employee. The provisions of subparts (i) through (iii) of this subparagraph b(iii) shall not apply if any Cause (as defined in subsection (d) below) has occurred, and, if curable pursuant to subsection (d), has not been cured within the period of time permitted pursuant to subsection (d).
     iv) Definition of “Permanent Disability.” For all purposes under this Agreement, “Permanent Disability” shall mean that the Employee, at the time notice is given, has failed to perform her duties under this Agreement for a period of not less than ninety (90) consecutive days (or such longer period as may be required by law) as the result of her incapacity due to physical or mental injury, disability or illness.
     v) Definition of “Change of Control.” For all purposes under this Agreement, “Change of Control” shall mean (A) a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such merger or consolidation; or (B) the sale or disposition by the Company of all or substantially all the Company’s assets.
     vi) Notwithstanding anything in this Agreement to the contrary, for purposes of this Section 9, Employee’s Employment with the Company shall be considered to have terminated only if (i) Employee provides no further services for the Company in any capacity following the termination, or (ii) there is otherwise a “separation from service” within the meaning of section 409A(a)(2)(A)(i) of the Code. For purposes of the foregoing, Employment shall not be considered terminated while Employee is on a bona fide leave of absence (i) if Employee’s right to reemployment is provided by statute or contract, or (ii) if no such right exists, until six months following the start of any such period of leave of absence.
     c) Health Insurance. If subsection (b) above applies, and if the Employee elects to continue her health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) following the termination of her Employment, then the Company shall reimburse, subject to the Six Months Delay Period, if applicable, the Employee’s monthly premium under COBRA until the earliest of (i) the close of the Base Continuation Period or the Change of Control Continuation Period, as applicable, (ii) the expiration of the Employee’s continuation coverage under COBRA or (iii) the date when the Employee receives substantially equivalent health insurance coverage in connection with new employment or self-employment.
     d) Definition of “Cause.” For all purposes under this Agreement, “Cause” shall mean:
     i) Any material breach of this Agreement, the Proprietary Information and Inventions Agreement between the Employee and the Company, or any other written agreement between the Employee and the Company, without Employee’s satisfactory and reasonable cure, if curable, within thirty (30) days of Employee’s receipt of written notice from the Company of such failure to comply, provided that such notice by Company to Employee specifies the material breach(es) compliance issues and shall delineate the performance improvements, modifications or action items necessary for Employee to effect a satisfactory and reasonable cure;
     ii) Any material failure to comply with the Company’s written policies or rules, as they may be in effect from time to time during the Employee’s Employment, which adversely impacts any aspect of the business or personnel of the Company without Employee’s satisfactory and reasonable cure, if curable, within thirty (30) days of Employee’s receipt of written notice from the Company of such failure to comply, provided that such notice by Company to Employee shall specify the material failure(s) to comply and delineate the performance improvements, modifications or action items necessary for Employee to effect a satisfactory and reasonable cure;
     iii) Conviction of, or a plea of “guilty” or “no contest” to, a felony under the laws of the United States or any state thereof;
     iv) Threats or acts of violence or unlawful harassment directed at any present, former or prospective employee, independent contractor, vendor, customer or business partner of the Company or directed to the Company;
     v) The sale, possession or use of illegal drugs on the premises of the Company or of a customer or business partner of the Company or when engaged in the business of the Company at Company events, Company sponsored events and at any other events, premises and venues at which the Employee is engaged in the business of the Company;
     vi) Misappropriation of the assets of the Company or other acts of dishonesty;
     vii) Illegal or unethical business practices;
     viii) Gross misconduct or gross negligence in the performance of duties assigned to the Employee under this Agreement; or
     ix) Failure to perform reasonable duties assigned to the Employee under this Agreement without Employee’s satisfactory and reasonable cure, if curable, within sixty (60) days of Employee’s receipt of written notice from the Company of such failure to perform, provided that such notice by Company to Employee shall specify the failure(s) to perform and delineate the performance improvements, modifications or action items necessary for Employee to effect a satisfactory and reasonable cure.
     e) Parachute Payments. If any payment or benefit an Employee would receive in connection with a Change of Control from the Company or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be equal to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Employee’s receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the following order: reduction of cash payments; cancellation of accelerated vesting of stock awards; reduction of employee benefits. In the event that acceleration of vesting of stock award compensation is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of the Employee’s stock awards.
     The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change of Control shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder. The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Company and the Employee within fifteen (15) calendar days after the date on which the Employee’s right to a Payment is triggered (if requested at that time by the Company or the Employee) or such other time as requested by the Company or the Employee. If the accounting firm determines that no Excise Tax is payable with respect to a Payment, either before or after the application of the Reduced Amount, it shall furnish the Company and the Employee with an opinion reasonably acceptable to

Executive that no Excise Tax will be imposed with respect to such Payment. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Company and the Employee.
10) Non-Solicitation and Non-Disclosure.
     a) Non-Solicitation. During the period commencing on the date of this Agreement and continuing until the first anniversary of the date when the Employee’s Employment terminated for any reason, the Employee shall not directly or indirectly, personally or through others, solicit or attempt to solicit (on the Employee’s own behalf or on behalf of any other person or entity) either (i) the employment of any employee of the Company or any of the Company’s affiliates or (ii) the business of any customer of the Company or any customer of any of the Company’s affiliates with whom the Employee had contact during her Employment. Notwithstanding the foregoing, the Employee shall be entitled to solicit the Employee’s executive assistant at the time of termination with the approval of the Company (which will not be unreasonably withheld).
     b) Non-Disclosure. The Employee has entered into a Proprietary Information and Inventions Agreement with the Company, which is incorporated herein by reference.
11) Successors.
     a) Company’s Successors. This Agreement shall be binding upon any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets. For all purposes under this Agreement, the term “Company” shall include any successor to the Company’s business and/or assets which become bound by this Agreement.
     b) Employee’s Successors. This Agreement and all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.
12) Miscellaneous Provisions.
     a) Notice. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to her at the home address which she most recently communicated to the Company in writing, and a copy shall be sent to Kraus & Zuchlewski LLP, 500 Fifth Avenue, Suite 5100, New York, N.Y. 10110, Attn: Robert Kraus. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.
     b) Modifications and Waivers. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.
     c) Whole Agreement. This Agreement supersedes any previous offer letters and employment agreements. No other agreements, representations or understandings (whether oral or written and whether express or implied), which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. This Agreement, the Proprietary Information and Inventions Agreement, and any agreements relating to the previously granted options or other stock awards contain the entire understanding of the parties with respect to the subject matter hereof.
     d) Withholding Taxes. All payments made under this Agreement shall be subject to reduction to reflect taxes or other charges required to be withheld by law.

     e) Choice of Law and Severability. This Agreement is executed by the parties in the State of California and shall be interpreted in accordance with the laws of such State (except its provisions governing the choice of law). If any provision of this Agreement becomes or is deemed invalid, illegal or unenforceable in any jurisdiction by reason of the scope, extent or duration of its coverage, then such provision shall be deemed amended to the extent necessary to conform to applicable law so as to be valid and enforceable or, if such provision cannot be so amended without materially altering the intention of the parties, then such provision shall be stricken and the remainder of this Agreement shall continue in full force and effect. Should there ever occur any conflict between any provision contained in this Agreement and any present or future statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, then the latter shall prevail but the provision of this Agreement affected thereby shall be curtailed and limited only to the extent necessary to bring it into compliance with applicable law. All the other terms and provisions of this Agreement shall continue in full force and effect without impairment or limitation.
     f) Arbitration. Any controversy or claim arising out of or relating to this Agreement or the breach thereof, or the Employee’s Employment or the termination thereof, shall be settled in San Francisco, CA, by arbitration before a single neutral arbitrator in accordance with the Employment Arbitration Rules and Procedures of the Judicial Arbitration and Mediation Services. The decision of the arbitrator shall be final and binding on the parties, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The parties hereby agree that the arbitrator shall be empowered to enter an equitable decree mandating specific enforcement of the terms of this Agreement. The Company will pay all costs unique to arbitration. The Company shall also pay to the fullest extent permitted by law, all legal fees and expenses which the Employee may incur as a result of or in connection with or arising out of such arbitration (including as a result of any contest by the Employee about the amount or timing of any payment due under this paragraph); provided that the arbitrator or other person(s) presiding over the arbitration affirmatively finds that the Employee “prevailed” in the arbitration. Each of the Company and the Employee agree that such arbitrator or other person shall be instructed to make a determination as to whether the Company or the Employee “prevailed” in the arbitration. The parties hereby agree to waive their right to jury trial to the extent permitted by law.
     g) No Assignment. This Agreement and all rights and obligations of the Employee hereunder are personal to the Employee and may not be transferred or assigned by the Employee at any time. The Company may assign its rights under this Agreement to any entity that assumes the Company’s obligations hereunder in connection with any sale or transfer of all or a substantial portion of the Company’s assets to such entity.
     h) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     i) No Mitigation/Offset. In the event of any termination of employment, Employee shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, and compensation earned from such employment or otherwise shall not reduce the amounts otherwise payable under this Agreement. No amounts payable under this Agreement shall be subject to reduction or offset in respect of any claims which the Company or any of its subsidiaries or affiliates (or any other person or entity) has or may have against Employee.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized representative, as of the day and year first above written.

/s/ Karen Magee
Karen Magee

PLANETOUT INC.
By:	/s/ Jerry Colonna
	Name:	Jerry Colonna
	Title:	Member of the Board of Directors and Chair, Compensation Committee

Schedule A
EMPLOYEE DUTIES
1.   Position and Structure:
     Chief Executive Officer, Reporting to the Board
2.   Position Overview:
     i) Overall accountability for and the leadership, management, development and continuous improvement of the Company and all of its operations, finances, transactions, business relationships, and human resources.
     ii) Strategic planning and strategic business development for the business and implementation of transactions, tasks and projects resulting from such planning through the organization.
     iii) Leadership, management, recruiting, and continuous development of the Company’s leadership team.
     iv) Consistent and accurate planning, forecasting, and budgeting related to all areas of the business and managing to meet or exceed those plans, forecasts and budgets.
     v) Managing, meeting and exceeding those expectations of member, client and business partner, as are specified in advance in writing between the Employee and the Company.
     vi) As the most senior leader, with integrity, wisdom and prudence, interacting with, communicating to, helping to educate and to develop upline management, peer management, and non-reporting staff throughout the Company to the benefit of all Company personnel and the business as a whole.
     vii) Representing the Company and its personnel in formal and informal communications and presentations, on panels, with the press, in the field, with clients and other business partners, and in all other business-related circumstances, with the highest attainable form of professionalism, integrity, honesty, and sincerity in the desire to serve, provide service, and relate information, and in all other forms of communication and presentation.
     viii) Responsibilities as further defined in written descriptions of the job and other roles and responsibilities.